EXHIBIT 1

JOINT FILING AGREEMENT
Selina Hospitality PLC

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13G and any and all future amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2023.

SELINA GROWTH S.C.SP.

By:	Kibbutz General Partner S.a.r.l.

		By:	/s/ Rafael Museri
			Name:	Rafael Museri
			Its:	Co-General Manager

		By:	/s/ Daniel Rudasevski
			Name:	Daniel Rudasevski
			Its:	Co-General Manager

KIBBUTZ GENERAL PARTNER S.A.R.L

By:	/s/ Rafael Museri
	Name:	Rafael Museri
	Its:	Co-General Manager

By:	/s/ Daniel Rudasevski
	Name:	Daniel Rudasevski
	Its:	Co-General Manager

DEKEL DEVELOPMENT HOLDING S.A.

By:	Kibbutz Holding S.a.r.l.

	By:	/s/ David Galan
		Name:	David Galan
		Its:	Authorized Signatory

KIBBUTZ HOLDING S.A.R.L.

By:	/s/ David Galan
	Name:	David Galan
	Its:	Authorized Signatory

/s/ Rafael Museri
RAFAEL MUSERI

/s/ Daniel Rudasevski
DANIEL RUDASEVSKI